ARTICLES OF MERGER

                                       OF

                           PACIFIC VISION GROUP, INC.,
                             A DELAWARE CORPORATION

                                  WITH AND INTO

                           WINNERNET INDUSTRIES, INC.,
                              A NEVADA CORPORATION

             (UNDER SECTION 92A.200 OF THE NEVADA REVISED STATUTES)

     The undersigned corporations hereby adopt this Articles of Merger for the purpose of merging Pacific Vision Group, Inc., a Delaware corporation (the "Merging Corporation"), with and into Winnernet Industries, Inc., a Nevada corporation (the "Surviving Corporation;" such transaction shall be referred to herein as the "Merger"). The Merging Corporation and the Surviving Corporation shall hereinafter be refuted to collectively as the "Constituent Corporations." The Merging Corporation and the Surviving Corporation hereby certify that:

FIRST: The names of the Constituent Corporations and their respective states of incorporation are:

                                                            State
            Name of Corporation                        of Incorporation
            -------------------                        ----------------
          Pacific Vision Group, Inc.                       Delaware
          Winnernet Industries, Inc.                        Nevada

SECOND: An Agreement and Plan of Merger, dated June 13, 2000 (the "Merger Agreement"), by and between the Merging Corporation and the Surviving Corporation has been adopted by each of such corporations in accordance with the requirements of Section 92A.200 of the Nevada Revised Statutes.

THIRD: The Merger Agreement was approved by the unanimous written consent of the stockholders of the Constituent Corporations.

FOURTH: The name of the company surviving the Merger is Winnernet Industries, Inc., which shall hereafter be changed to Pacific Vision Group, Inc.

FIFTH: The Articles of Incorporation of the Surviving Corporation will continue in full force and effect and shall be amended as follows: the name of the Surviving Corporation shall be changed to Pacific Vision Group, Inc. with its principal place of business at 9540 Waples Street, Suite E., San Diego, California 92121.

SIXTH: The Merger Agreement is on file with the Surviving Corporation in its offices at 9540 Waples Street, Suite E, San Diego, California 92121.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation without cost, upon request by any stockholder of the Constituent Corporations.

     IN WITNESS WHEREOF, the parties to the Merger Agreement have caused this Articles of Merger to be executed as an act and deed by the Constituent Corporations, under penalties of perjury, in their respective corporate names by their duly authorized officers as of May 25, 2000.

                                        PACIFIC VISION GROUP, INC.,
                                        a Delaware corporation


                                        By: /s/ Barry Chen
                                            ------------------------------------
                                            Name: Barry Chen
                                            Its:  Chief Executive Officer


                                            By:   /s/ Joe Collins
                                            Name: Joe Collins
                                            Its:  Secretary

     The foregoing instrument was acknowledged before me this 25 day of May, 2000, by Barry Chen, Chief Executive Officer of Pacific Visions Group, Inc., a Delaware corporation, for and on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:


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
State of Arizona    )
                    ) ss.
County of Maricopa  )

     The foregoing instrument was acknowledged before me this 25 day of May, 2000, by Joe Collins, Secretary of Pacific Visions Group, Inc, a Delaware corporation, for and on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:


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                                        3

                                        WINNERNET INDUSTRIES, INC.,
                                        a Nevada corporation


                                        By: /s/ Mark Collantes
                                            ------------------------------------
                                            Name: Mark Collantes
                                            Its:  President


                                        By: /s/ Mark Collantes
                                            ------------------------------------
                                            Name: Mark Collantes
                                            Its:  Secretary

State of Illinois   )
                    ) ss.
County of Cook      )

     The foregoing instrument was acknowledged before me this 15 day of June, 2000, by Mark Collantes, President of Winnernet Industries, Inc., a Nevada corporation, for and on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:


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State of Illinois   )
                    ) ss.
County of Cook      )

     The foregoing instrument was acknowledged before me this 15 day of June, 2000, by Mark Collantes, Secretary of Winnernet Industries, Inc., a Nevada corporation, for and on behalf of the corporation.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:


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